Exhibit 5.2

Form of Opinion of Conyers Dill & Pearman [•], 2014	Matter No: 706453 Doc Ref: Legal — 5198015.2
Central European Media Enterprises Ltd O’Hara House 3 Bermudiana Road Hamilton HM08 Bermuda (the “Company”)	+1 345 814 7759 richard.fear@conyersdill.com

Dear Sirs

Re: Form S-3 Registration Statement

We have acted as special Bermuda legal counsel to the Company and have been requested to render this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”), including a related prospectus (the “Prospectus”) each as may be amended from time to time, prepared and filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Registration Statement, the Company is registering under the Securities Act 3,391,403 non-transferable subscription rights (the “Rights”), each to purchase one (1) unit, consisting of (x) a 15.0% Senior Secured Note due 2017 to be issued by the Company in an original principal amount equal to $100.00 pursuant to the Indenture (as defined below) (the “Notes”) and (y) 21.167376  warrants to purchase one share of Class A Common Stock of the Company, par value $0.08 per share (the “Warrants” and the “Class A Common Stock,” respectively) at an exercise price of $1.00 per share, guarantees of the Notes  made by CME Media Enterprises B.V., a Netherlands company, and Central European Media Enterprises N.V., a Curaçao company and up to 71,787,102 shares of Class A Common Stock that are issuable upon exercise of the Warrants (the “Underlying Shares”).

For the purposes of giving this opinion, we have examined electronically transmitted copies of the following documents:

(i)                                                 the Registration Statement, including the Prospectus, as filed with the Commission (which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto);

(ii)                                              the Form of Rights Certificate (the “Rights Certificate”);

(iii)                                           the Indenture dated to be entered into by and among the Company, as issuer, CME Media Enterprises B.V. and Central European Media Enterprises N.V., as subsidiary guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), paying agent, transfer agent and registrar) (the “Indenture”);

(iv)                                          Specimens of certificates representing the Notes;

(v)                                             the Warrant Agreement to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC as warrant agent (the “Warrant Agreement”); and

(vi)                                          Specimens of the certificates representing the Warrants;

The documents listed in items (ii) to (vi) above are sometimes referred to collectively in this opinion letter as the “Transaction Documents” (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company (the “Constitutional Documents”), resolutions passed at a meeting of the board of directors of the Company held on [27] February 2014 (the “Resolutions”), a certificate of compliance dated 26 February 2014 issued by the Registrar of Companies in Bermuda relating to the Company, a formalities certificate dated [28] February 2014 signed by the Secretary of the Company certifying, inter alia, the Constitutional Documents and Resolutions and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us, and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Transaction Documents, other than the Company, to enter into and perform its respective obligations under the Transaction Documents, (d) the due execution and delivery of the Transaction Documents by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Transaction Documents and other documents reviewed by us, (f) that the Resolutions remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect of the Transaction Documents under the laws by which they are governed, (i) that upon the issue of any units and the underlying Notes and Warrants pursuant to the exercise of Rights and the issue of any Underlying Shares pursuant to the exercise of Warrants, the Company will receive consideration for the full issue price thereof, (j) that the Company has reserved and will at all times reserve and keep available out of the aggregate of its authorised but unissued and otherwise unreserved Class A Common Stock, solely for the purpose of enabling it to issue the Underlying Shares upon exercise of the Warrants, (k) that none of the parties to the Transaction Documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses, and (l) that at the time of and after entering into the Transaction Documents, the Company is and will be able to pay its liabilities as they become due.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion letter is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

This opinion letter is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter, save that DLA Piper LLP (US) may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm as United States counsel to the Company in connection with the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                 The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                     The Company has the necessary corporate power and authority to:

(a)           issue the Rights;

(b)                                 issue and sell the units and the underlying Notes and Warrants pursuant to the exercise of Rights;

(c)                                  issue the Underlying Shares pursuant to the exercise of Warrants; and

(d)                                 execute, deliver and perform its obligations under the Transaction Documents.

3.                                      The issuance of the Rights, the issuance and sale of the Units pursuant to the exercise of Rights, the issuance of the Underlying Shares pursuant to the exercise of Warrants, the execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder will not violate the Constitutional Documents of the Company nor any applicable law, regulation, order or decree in Bermuda.

4.                                      The Company has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents, including the issuance of the Rights, the issuance and sale of the Units pursuant to the exercise of Rights and the issuance of the Underlying Shares pursuant to the exercise of Warrants.

5.                                      If, as, and when the Rights have been issued by the Company in accordance with the Prospectus, the Rights will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and will not be subject to any pre-emptive or similar rights.

6.                                      If, as, and when pursuant to the exercise of Warrants, Underlying Shares are issued by the Company in accordance with the Prospectus and the Transaction Documents, the Underlying Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and will not be subject to any pre-emptive or similar rights.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman (Cayman) Limited